24(b)(11)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 33-30471 on Form N- 1A of our report dated July 22, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP



Denver, Colorado
October 26, 1998